Exhibit 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Jeff A. Stevens, Chief Executive Officer, of Western Refining Logistics, LP (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2015

Western Refining Logistics, LP
By: Western Refining Logistics GP, LLC

/s/ Jeff A. Stevens
Jeff A. Stevens Chief Executive Officer